Exhibit 5.1

Hodgson Russ LLP

One M&T Plaza, Suite 2000

Buffalo, New York 14203

July 14, 2003

Rent-Way, Inc.

One RentWay Place

Erie, Pennsylvania 16505

Ladies and Gentlemen:

Re: Registration Statement on Form S-3

                We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended, and the rules and regulations thereunder, of 3,275,000 shares of Common Stock, without par value, of the Company (the "Shares"), which will be issued and outstanding upon either (i) the conversion of the Company's Series A Convertible Preferred Stock by the selling security holders identified in the prospectus (the "Prospectus") forming a part of the above referenced registration statement (the "Registration Statement") or (ii) the issuance of a portion of the Shares as dividends on the Company's Series A Convertible Preferred Stock. The Shares to be registered in this Registration Statement may be sold by the selling security holders as described in the Prospectus.

                The opinions set forth in this letter are based upon (1) our review of (a) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, as amended, and records of certain of its corporate proceedings and (b) such other certificates, opinions and instruments we have deemed necessary and (2) our review of published sources of law as we have deemed necessary.

                Subject to the qualifications set forth in this letter, it is our opinion that the Shares have been duly authorized and upon either (i) the conversion of the Company's Series A Convertible Preferred Stock or (ii) their issuance as dividends, will be validly issued, fully paid and non-assessable.

                We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and the reference to this firm in the Prospectus under the caption "Legal Matters."

Very truly yours,
HODGSON RUSS LLP

By: /s/ Mary Catherine Malley